EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bioethics, Ltd. (the “Company”) on Form 10-Q/A for the fiscal quarter ended September 30, 2014 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Bradly Petersen, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Bioethics, Ltd.

Date: November 13, 2014	By /s/ Bradly Petersen
Bradley Petersen
President, Chief Executive Officer and
Chief Financial Officer
(Principal Executive and Financial Officer)